Exhibit 99.1

Preformed Line Products Announces Second Quarter And First Half 2020 Results

MAYFIELD VILLAGE, Ohio, Aug. 6, 2020 /PRNewswire/ -- Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for its second quarter and first six months of 2020.

Net income for the quarter ended June 30, 2020 was $10.5 million, or $2.11 per diluted share, compared to $7.9 million, or $1.56 per diluted share, for the comparable period in 2019.

Net sales in the second quarter of 2020 increased 2% to $117.6 million, compared to $114.8 million in the second quarter of 2019.

Net income for the six months ended June 30, 2020 was $14.1 million, or $2.84 per diluted share, compared to $9.7 million, or $1.92 per diluted share, for the comparable period in 2019.

Net sales increased 4% to $220.5 million for the first six months of 2020 compared to $212.0 million in the first six months of 2019.

Currency translation rates unfavorably impacted net sales by $7.1 million for the quarter and $11.3 million for the six months ended June 30, 2020. Currency had an unfavorable impact on net income of $.5 million for the quarter and $.7 million for the first six months of 2020.

Rob Ruhlman, Chairman and Chief Executive Officer, said, "I am so proud of our PLP employees who have gone above and beyond to serve our customers during these challenging times. Our year over year increase in net sales was largely attributable to growth in PLP USA which was certainly aided by our commitment to maintaining a significant manufacturing footprint in the USA. We appreciate the relationships we have with our PLP USA customers who value our ability to serve their product needs from our plants in Albemarle, North Carolina and Rogers, Arkansas allowing them to quickly support their customers. The challenges brought on by COVID-19 will unfortunately be with us for some time. While the extent to which COVID-19 will impact our future operations is largely unknown, we will continue to focus on the safety and well-being of our employees, their families, our customers and our valued suppliers."

Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.

Preformed's world headquarters are in Cleveland, Ohio, and the Company operates two domestic manufacturing centers located in Rogers, Arkansas, and Albemarle, North Carolina. The Company serves its worldwide market through international operations in Argentina, Australia, Austria, Brazil, Canada, China, Colombia, Czech Republic, England, France, Indonesia, Malaysia, Mexico, New Zealand, Poland, Russia, South Africa, Spain, Thailand and Vietnam.

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in business conditions and economy due to COVID-19 including the severity and duration of business disruption caused by the pandemic, the strength of the economy and demand for the Company's products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company's products, the cost, availability and quality of raw materials required for the manufacture of products, and the Company's ability to continue to develop proprietary technology and maintain high quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company's 2019 Annual Report on Form 10-K filed with the SEC on March 6, 2020 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Thousands of dollars, except share and per share data)	2020	2019

ASSETS
Cash and cash equivalents	$ 36,507	$ 38,929
Accounts receivable, less allowances of $3,340 ($3,849 in 2019)	94,840	83,517
Inventories - net	95,454	95,718
Prepaids	8,369	9,522
Other current assets	3,051	4,289
TOTAL CURRENT ASSETS	238,221	231,975

Property, plant and equipment - net	124,261	124,018
Other intangibles - net	13,786	15,116
Goodwill	27,048	27,840
Deferred income taxes	6,275	7,564
Other assets	26,675	27,058

TOTAL ASSETS	$ 436,266	$ 433,571

LIABILITIES AND SHAREHOLDERS' EQUITY

Trade accounts payable	$ 30,866	$ 28,282
Notes payable to banks	12,402	8,696
Current portion of long-term debt	2,789	3,354
Accrued compensation and amounts withheld from employees	15,216	11,817
Accrued expenses and other liabilities	23,065	28,924
TOTAL CURRENT LIABILITIES	84,338	81,073

Long-term debt, less current portion	57,657	53,722
Other noncurrent liabilities and deferred income taxes	30,115	30,208

SHAREHOLDERS' EQUITY
Shareholders' equity:
Common shares - $2 par value, 15,000,000 shares authorized, 4,934,506 and 4,992,979 issued and outstanding, as of June 30, 2020 and December 31, 2019	13,003	12,848
Common shares issued to rabbi trust, 264,886 and 267,641 shares at June 30, 2020 and December 31, 2019, respectively	(10,910)	(10,981)
Deferred Compensation Liability	10,910	10,981
Paid-in capital	40,385	38,854
Retained earnings	365,443	353,292
Treasury shares, at cost, 1,567,692 and 1,431,235 shares at June 30, 2020 and December 31, 2019, respectively	(86,097)	(79,106)
Accumulated other comprehensive loss	(68,573)	(57,353)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	264,161	268,535
Noncontrolling interest	(5)	33
TOTAL SHAREHOLDERS' EQUITY	264,156	268,568
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 436,266	$ 433,571

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED OPERATIONS

(In thousands, except per share data)	Three Months Ended June 30		Six Months Ended June 30
	2020	2019	2020	2019

Net sales	$ 117,629	$ 114,842	$ 220,481	$ 211,995
Cost of products sold	78,063	77,035	148,005	146,923
GROSS PROFIT	39,566	37,807	72,476	65,072

Costs and expenses
Selling	8,439	9,046	17,344	17,458
General and administrative	12,432	12,893	25,865	25,211
Research and engineering	4,113	4,428	8,408	8,569
Other operating (income) expense - net	(225)	325	1,408	673
	24,759	26,692	53,025	51,911

OPERATING INCOME	14,807	11,115	19,451	13,161

Other income (expense)
Interest income	79	223	190	402
Interest expense	(719)	(585)	(1,428)	(952)
Other (expense) income - net	(282)	97	776	167
	(922)	(265)	(462)	(383)

INCOME BEFORE INCOME TAXES	13,885	10,850	18,989	12,778

Income taxes	3,397	2,984	4,848	3,088

NET INCOME	$ 10,488	$ 7,866	$ 14,141	$ 9,690

Less: Net income attributable to noncontrolling interests	(7)	38	38	38

NET INCOME ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS	$ 10,481	$ 7,904	$ 14,179	$ 9,728

BASIC EARNINGS PER SHARE
Net Income Attributable to Preformed Line Products Company Shareholders	$ 2.11	$ 1.57	$ 2.84	$ 1.93

DILUTED EARNINGS PER SHARE
Net Income Attributable to Preformed Line Products Company Shareholders	$ 2.11	$ 1.56	$ 2.84	$ 1.92

Cash dividends declared per share	$ 0.20	$ 0.20	$ 0.40	$ 0.40

Weighted-average number of shares outstanding - basic	4,966	5,049	4,987	5,047

Weighted-average number of shares outstanding - diluted	4,973	5,058	4,994	5,056

CONTACT: Andrew S. Klaus, Preformed Line Products, (440) 473-9246